EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, John L. Walsh, Chief Executive Officer, and I, John C. Barney, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)
The Company’s periodic report on Form 10-Q for the period ended June 30, 2009 (the “Form 10-Q”) containing the financial statements fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ John L. Walsh	/s/ John C. Barney
John L. Walsh	John C. Barney

Date: August 7, 2009	Date: August 7, 2009